Exhibit 4.10

THE SYMBOL “[****]” DENOTES PLACES WHERE PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Project Order # 1879 RHB-104 Manufacturing Amendment 1

THIS PROJECT ORDER No. 1879 RHB-104 Manufacturing Amendment 1 is between RedHill Biopharma Ltd. (“SPONSOR”) and 7810962 Canada Inc. (“MANAGER”) and, upon execution by both parties, shall be incorporated into the Service Agreement signed on 5July2014 between SPONSOR and MANAGER.

SPONSOR agrees that Manager enters into a subcontract with [****] on the terms set out in Amendment 1 of Project Order 1879 to be executed between 7810962 Canada Inc. and [****] as shown below in Exhibit A. For further clarity, SPONSOR agrees with the costs and to the payment schedule as described in Exhibit A.

IN WITNESS WHEREOF, this Proposal has been executed by the parties hereto through their duly authorized officers on the date(s) set forth below.

REDHILL BIOPHARMA Ltd.	For 7810962 Canada Inc:

/s/ Dror Ben-Asher	/s/ Alain Guimond
Name: Dror Ben-Asher	Name: Alain Guimond
Title: CEO	Title: Senior Director of R&D
Date: 12Aug2014	Date: 12Aug2014

/s/ Ori Shilo
Name: Ori Shilo
Title: VP Finance and Operations
Date: 12Aug2014

EXHIBIT A

Service Agreement - G
7810962 Canada Inc. – [****]
Clinical Trial Material manufacture of RHB-104 capsules

AMENDMENT 1 TO THE SERVICE AGREEMENT G is made and entered into this twenty-third (23) day of July, 2014 (the “Amendment”).

The Client and [****] entered into a service agreement G (document 143-111207rev11) dated the twenty-eight day of July, 2014 (the “Service Agreement G”).

The Client and [****] entered into a Master Service Agreement dated the fifth day of July, 2011 (the “MSA”).

The Parties hereto wish to describe the services to be performed in connection with the MSA, subject to the terms and conditions set forth herein and in the MSA.

Unless the context otherwise requires, all capitalized terms used in this Amendment shall have the meanings attributed to them in the MSA and the Service Agreement G.

I.	DESCRIPTION OF THE EXTRA WORK TO THE SERVICE AGREEMENT G

The scope of this work is to identify a RHB-104 degradation product.

The estimated cost is as follow:

Part 1
•	[****]
•	[****]

Part 2
•	[****]

II.	COST AND PAYMENTS

2.1-	The estimated cost of the Services for the Extra Work detailed in section 1 is 6,700 $USD.

2.2-	The Client shall pay to [****] in United-States currency ($USD) upon the reception of invoices.

The Parties hereto have requested that this Service Agreement be drafted in the English language.  Les Parties ont exigé que ce contrat de services soit rédigé en anglais.

IN WITNESS THEREOF, the Parties have executed this Amendment as of the Date written above, by their authorised representatives, who by signing confirm their authority and intention to bind the Parties they represent.

[****]		7810962 Canada Inc.
Per:	/s/	Per:	/s/ Alain Guimond
Name: [****]		Name: Alain Guimond, Ph.D.
Title: President		Title: Senior Director of Research

2013/11/01 Algorithme

ICH Clinical & Statistical Report	$ [***]
Subject Compensation	$ [***]

Analytical Activities

[***]

$ [***]

$ [***]

$ [***]

$ [***]

$ [***]

$ [***]

PK Statistical Analysis $ [***]

Statistical plan will be elaborated by Algorithme Pharma

Statistical Analysis and Statistical Report (see above) will be produced by Algorithme Pharma

Project Management	$ [***]
Quality Assurance [***] [***]	$ [***]

Sub-Total	**$ 1,418,875.40**
Special Discount	$ (92,384.30)
Total	**$ 1,326,491.10**

Pass-Through fees	Unit price	Unit
Eye examination by optometrist	$ 197.62	per exam

USD currency rate : 1.01

I confirm that I award this project to Algorithme Pharma Inc. and authorize them to initiate preparation of the project.

Authorized Signature

COMMENTS
1.This quotation is valid for 2 months and is subject to change upon modifications/finalization of the protocol.
2. Actual invoicing will reflect the current exchange rate at the invoice date. The actual amount billed in USD may therefore differ from the amount quoted above.
3. The present quote is based on 3 clinical groups. Based on safety assessment of data to be available on the Test drug doses, [***], etc, it might be required to conduct the study in up to 5 clinical groups. Additional fees will apply.

PAGE 2 OF 2
CONFIDENTIAL